Exhibit 99.1

LifeVantage Launches Protandim, the Nrf2 Synergizer in Japan

In Country Operations Formally Underway

SALT LAKE CITY, January 14, 2013 – LifeVantage Corporation (Nasdaq:LFVN), a company dedicated to helping people achieve healthy living through a combination of a compelling business opportunity and scientifically validated products, including its patented dietary supplement Protandim®, the Nrf2 Synergizer®, today announced a significant milestone in its global expansion: the Company’s release of a new formulation of Protandim in Japan with potent Nrf2 activation as well as the implementation of necessary warehousing and product fulfillment resources to be fully operational on the ground in Japan.

Internally directed research and development programs have enabled LifeVantage to produce a formulation of Protandim for the Japanese market that meets recently enacted local regulatory requirements. “As part of our ongoing Global R&D program at LifeVantage we conducted a proprietary cell bioassay test that allowed us to identify an ideal formula for Japan that causes significant Nrf2 activation,” said LifeVantage Chief Science Officer Dr. Darlene Walley. The formulation being distributed in Japan is the subject of a placebo controlled, double blind clinical study being conducted at Colorado State University. Preliminary data from that study show the product to be a potent oxidative stress reducer.

“Today we celebrate the launch of a full-bore sales and marketing program in Japan, a nation of 130 million,” said LifeVantage President and Managing Director Asia-Pacific David K. Toda. “We already have an established base of independent distributors in Japan, and their enthusiasm for Protandim and TrueScience® Anti-Aging Cream has been extraordinary.”

“This is a historic day and a major milestone for LifeVantage,” said President and Chief Executive Officer Douglas C. Robinson. “We could not be more pleased with the significance of this day—moving from a NFR status to a full-business operation in Japan. It is the culmination of two and a half years of dedication and commitment from our corporate team, our network of independent distributors and business partners and allows LifeVantage to realize its mission of providing extraordinary health products to the people of Japan.”

About LifeVantage Corporation

LifeVantage (Nasdaq: LFVN), a leader in Nrf2 science and the maker of Protandim®, the Nrf2 Synergizer® patented dietary supplement, is a science based nutraceutical company. LifeVantage is dedicated to visionary science that looks to transform wellness and anti-aging internally and externally with products that dramatically reduce oxidative stress at the cellular level. The Company was founded in 2003 and is headquartered in Salt Lake City, Utah.

Forward Looking Statements

This document contains forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Words and expressions reflecting optimism and satisfaction with current prospects, as well as words such as “believe,” “anticipates,” “look forward to,” “should” and variations thereof, identify forward-looking statements, but their absence does not mean that a statement is not forward-looking. Examples of forward-looking statements include, but are not limited to, statements we make regarding our global expansion, including in Japan, and our new formulation of Protandim for the Japanese market. Such forward-looking statements are not guarantees of performance and the Company’s actual results could differ materially from those contained in such statements. These forward-looking statements are based on the Company’s current expectations and beliefs concerning future events affecting the Company and involve known and unknown risks and uncertainties that may cause the Company’s actual results or outcomes to be materially different from those anticipated and discussed herein. These risks and uncertainties include, among others, the Company’s inability to successfully expand our operations in existing and other markets and thereafter manage our growth; the Company’s ability to retain independent distributors or to attract new independent distributors on an ongoing basis; the Company’s ability to expand its product offerings; violations of law or our procedures by the Company’s independent distributors; the potential for third-party and governmental actions involving the Company’s network marketing efforts; the potential for product liability claims against the Company; the risk that government regulators and regulations could adversely affect the Company’s business; future laws or regulations may hinder or prohibit the production or sale of the Company’s existing product and any future products; unfavorable publicity could materially hurt the Company’s business; the Company’s ability to access raw materials for its Products as it grows; and the Company’s ability to protect its intellectual property rights and the value of its product. These and other risk factors are discussed in greater detail in the Company’s Annual Report on Form 10-K and its Quarterly Report on Form 10-Q under the caption “Risk Factors,” and in other documents filed by the Company from time to time with the Securities and Exchange Commission. The Company cautions investors not to place undue reliance on the forward-looking statements contained in this document. All forward-looking statements are based on information currently available to the Company on the date hereof, and the Company undertakes no obligation to revise or update these forward-looking statements to reflect events or circumstances after the date of this document, except as required by law.

Investor Relations Contact:

Cindy England (801) 432-9036

Director of Investor Relations

-or-

John Mills (310) 954-1105

Senior Managing Director, ICR, LLC